Exhibit 99.1

FOR IMMEDIATE RELEASE	OCTOBER 6, 2009

SYKES Enterprises, Incorporated
Corporate Headquarters:
400 North Ashley Drive
Tampa, FL USA 33602
1 · 800 · TO · SYKES
http://www.sykes.com
SYKES ENTERPRISES, INCORPORATED AND
ICT GROUP, INC. SIGN DEFINITIVE MERGER AGREEMENT
~ICT Group, Inc. Shareholders to Receive $15.38 per Diluted Share for a Total
Purchase Price of $263 million
~Combined Company Expected to Generate $1.2 Billion in Revenues
~Merger Provides Opportunities for Additional Operating Leverage and Client
Acquisition
TAMPA, FL — October 6, 2009 - Sykes Enterprises, Incorporated (“SYKES” or the “Company”) (NASDAQ:SYKE), a global leader in providing outsourced customer contact management solutions and services in the business process outsourcing (BPO) arena, and ICT Group, Inc. (“ICTG”) (NASDAQ:ICTG), a leading global provider of customer management and business process outsourcing (BPO) solutions, announced today that they have entered into a definitive merger agreement under which SYKES agrees to acquire ICTG. SYKES will pay $15.38 for each share of ICTG common stock on a fully diluted basis, for a total purchase price of approximately $263 million. Under the terms of the agreement, each issued and outstanding share of ICTG will be converted into $7.69 in cash and SYKES stock with a value of $7.69, subject to a collar mechanism. The purchase price of $15.38 per share represents a premium of approximately 46% over the closing price of ICTG stock on October 5, 2009. The cash portion of the purchase price is anticipated to be funded through committed credit facilities. The Board of Directors of SYKES and ICTG have each approved the transaction, which is subject to the approval of the ICTG shareholders. John J. Brennan, Donald Brennan and Eileen Brennan Oakley have entered into an agreement with Sykes and ICTG under which they have agreed to vote shares controlled by them, representing approximately 39% of ICTG’s outstanding shares, in favor of the transaction. The transaction is expected to close around the end of 2009, subject to the satisfaction of customary closing conditions, including Hart- Scott-Rodino clearance.

EMEA Operations:
599 Calder Road
Edinburgh EH11 4GA
Scotland
+44 (0) 131 458-6500
SYKES expects to realize synergies of up to $20 million annually. Giving consideration to realizing a portion of the anticipated synergies in 2010, the acquisition is expected to be neutral to SYKES’ earnings per diluted share in 2010. On an adjusted basis, which excludes expenses related to the amortization of acquisition-related intangible assets, while including the expected synergies, this acquisition is expected to be earnings per diluted share accretive in 2010.

Strategic Benefits of the Transaction
The business opportunities are significant as this transaction:
•	Creates a combined company with more than $1.2 billion in revenues, while greatly expanding the portfolio of clients with minimal client overlap;

•	Leverages global scale to pursue client acquisition opportunities that are larger and more complex in scope;

•	Broadens the vertical reach;

•	Strengthens the domestic delivery footprint;

•	Expands global delivery footprint to 23 countries;

•	Builds deeper expertise within the financial services and telecom verticals, the two largest market segments in the customer contact management industry;

•	Increases the opportunity for sustainable long-term revenue growth and operating margin expansion by leveraging of general and administrative expenses over a larger revenue base; and

•	Further diversifies risk while sustaining an already-strong financial position.
“A highly regarded player with over two decades in the customer contact management industry, ICTG has built a solid business platform around its portfolio of services across various verticals targeted toward Fortune 500 clients,” said Chuck Sykes, President and Chief Executive Officer of Sykes Enterprises, Inc. “As clients across the industry move increasingly toward outsourcing more processes to fewer vendors, the breadth and depth of service offerings along with a strong delivery footprint are likely to become a driving force in the industry. Against that backdrop, and coupled with the embedded opportunities, the strategic rationale for this transaction is extremely compelling, making it a win-win for our combined clients, employees and shareholders. For our combined clients, the acquisition offers the reach of our global delivery footprint through the addition of new delivery geographies and markets, along with deeper expertise in key verticals. For our employees, given our shared vision and mission, the acquisition allows us to capitalize on each other’s best practices by leveraging the global resources of the combined organization across all functional areas. And for our shareholders, we significantly strengthen our competitive position, sustain our strong balance sheet and drive toward the goal of sustained long-term operating margin expansion as we are able to better leverage our general and administrative expenses across a larger base of revenues. Moreover, with minimal client overlap and lower client concentration resulting from a larger overall client base, we believe that some of the key integration hurdles inherent in shareholders realizing value creation have been somewhat mitigated. Altogether, this transaction represents a significant milestone for all SYKES stakeholders, and we are delighted to add ICTG’s customers and employees to our organization.”
“This transaction gives the combined companies the scale and size needed to effectively compete on a global basis. We have very little client overlap in the vertical markets that we currently serve and will be able to greatly broaden our reach through this transaction. Upon completion of merger, we will have the resources and footprint to address the increasingly complex needs of our Fortune 500 client base,” commented John J. Brennan, Chairman, Chief Executive Officer and President of ICT Group Inc. “At ICTG, we have spent the last 18 months transforming our organization and positioning the Company for profitable growth. We believe this combination will accelerate the opportunity for our shareholders to realize the value that we have created.”
For the six months ended June 30, 2009, ICTG’s revenues were $194.4 million. ICTG ended the second quarter of 2009 with $42.3 million in cash and cash equivalents on its balance sheet. Mr. Brennan has agreed to remain with SYKES for a transition period to assist with the integration of the two businesses.
Mr. Chuck Sykes commented further, “We have been extremely disciplined about our acquisition strategy, avoiding the mergers and acquisitions frenzy at the peak of the last market cycle. Our focus has been on optimizing our business while seeking the right acquisition that would be highly complimentary to our core business. The ICTG transaction represents the fruits of that discipline and is consistent with our focus on driving long-term shareholder value.”
Transaction Terms
Under the terms of the agreement, each issued and outstanding share of ICTG will be converted into $7.69 in cash and SYKES stock with a value of $7.69, subject to a collar mechanism. If SYKES’ volume weighted average stock price for a 10 trading-day period ending on the third trading day before the effective date of the merger is between $19.3306 and $22.4652, the fraction of a share of SYKES common stock to be delivered with the $7.69 in cash for each ICTG share

(the “exchange rate”) will be adjusted to deliver SYKES stock valued at $7.69 per ICTG share. If SYKES’ average stock price is at or above $22.4652, the exchange rate will be 0.3423 SYKES share per ICTG share. If SYKES’ average stock price is at or below $19.3306, the exchange rate will be 0.3978 SYKES share per ICTG share. Each outstanding ICTG restricted stock unit will become fully vested at closing and the holder will receive a cash payment of $15.38. Each outstanding ICTG stock option will become fully vested at closing and the holder will receive a cash payment based upon the difference between the exercise price for the stock option and $15.38.
SYKES Third-Quarter 2009 Business Outlook Update
Excluding costs associated with the ICTG acquisition and on a stand-alone basis, SYKES expects to exceed the top-end of its previously discussed third-quarter 2009 earnings per diluted share outlook range of $0.31 to $0.34.
Advisors
Credit Suisse Securities (USA) LLC served as a sole financial advisor to SYKES on the transaction, while Greenhill & Company served as a sole financial adviser to ICTG. Shumaker, Loop & Kendrick, LLP served as SYKES’ legal advisor, while Morgan, Lewis & Bockius LLP served as ICTG’s legal advisor.
Conference Call
SYKES and ICTG will hold a conference call to discuss the acquisition at 10:00 a.m. EDT on Tuesday, October 6, 2009. The conference call will be carried live on the Internet at: http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=119541&eventID=2469191. Or, interested parties can dial in domestically at 888-396-2384 or internationally at 617-847-8711. For both dial-in numbers, the participant pass code is 45834648. Investors can also access the webcast portion of the conference call through the “Investors” section of ICTG’s website at www.ictgroup.com
Non-GAAP Financial Measure
Adjusted earnings per diluted share is an important indicator of performance as this non-GAAP financial measure assists readers in further understanding the Company’s results of operations and trends from period-to-period exclusive of certain acquisition-related items. Adjusted earnings per diluted share, however, is a supplemental measure of performance that is not required by, or presented in accordance with, U.S. Generally Accepted Accounting Principles (GAAP).
About ICT Group, Inc.
ICT GROUP, headquartered in Newtown, Pa., is a leading global provider of customer management and business process outsourcing solutions. The Company provides a comprehensive mix of customer care/retention, up-selling/cross-selling, technical support and database marketing as well as e-mail management, data entry, collections, claims processing and document management services, using its global network of onshore, near-shore and offshore operations. ICT GROUP also provides interactive voice response (IVR) and advanced speech recognition solutions as well as hosted Customer Relationship Management (CRM) technologies, available for use by clients at their own in-house facility or on a co-sourced basis in conjunction with the Company’s fully integrated contact center operations. To learn more about ICT GROUP, visit the Company’s website: www.ictgroup.com
About Sykes Enterprises, Incorporated
SYKES is a global leader in providing customer contact management solutions and services in the business process outsourcing (BPO) arena. SYKES provides an array of sophisticated customer contact management solutions to Fortune 1000 companies around the world, primarily in the communications, financial services, healthcare, technology and transportation and leisure industries. SYKES specializes in providing flexible, high quality customer support outsourcing solutions with an emphasis on inbound technical support and customer service. Headquartered in

Tampa, Florida, with customer contact management centers throughout the world, SYKES provides its services through multiple communication channels encompassing phone, e-mail, web and chat. Utilizing its integrated onshore/offshore global delivery model, SYKES serves its clients through two geographic operating segments: the Americas (United States, Canada, Latin America, India and the Asia Pacific Rim) and EMEA (Europe, Middle East and Africa). SYKES also provides various enterprise support services in the Americas and fulfillment services in EMEA, which include multi-lingual sales order processing, payment processing, inventory control, product delivery and product returns handling. For additional information please visit www.sykes.com.
Forward-Looking Statements
This press release may contain “forward-looking statements,” including SYKES’ estimates of future business outlook, prospects or financial results, statements regarding SYKES’ objectives, expectations, intentions, beliefs or strategies, or statements containing words such as “believe,” “estimate,” “project,” “expect,” “intend,” “may,” “anticipate,” “plans,” “seeks,” or similar expressions. It is important to note that SYKES’ actual results could differ materially from those in such forward-looking statements, and undue reliance should not be placed on such statements. Among the important factors that could cause such actual results to differ materially are (i) the impact of economic recessions in the U.S. and other parts of the world, (ii) fluctuations in global business conditions and the global economy, (iii) SYKES’ ability to continue the growth of its support service revenues through additional technical and customer contact centers, (iv) currency fluctuations, (v) the timing of significant orders for SYKES’ products and services, (vi) loss or addition of significant clients, (vii) the early termination of contracts by clients, (viii) SYKES’ ability to recognize deferred revenue through delivery of products or satisfactory performance of services, (ix) construction delays of new or expansion of existing customer support centers, (x) difficulties or delays in implementing SYKES’ bundled service offerings, (xi) failure to achieve sales, marketing and other objectives, (xii) variations in the terms and the elements of services offered under SYKES’ standardized contract including those for future bundled service offerings, (xiii) changes in applicable accounting principles or interpretations of such principles, (xiv) delays in the Company’s ability to develop new products and services and market acceptance of new products and services, (xv) rapid technological change, (xvi) political and country-specific risks inherent in conducting business abroad, (xvii) SYKES’ ability to attract and retain key management personnel, (xviii) SYKES’ ability to further penetrate into vertically integrated markets, (xix) SYKES’ ability to expand its global presence through strategic alliances and selective acquisitions, (xx) SYKES’ ability to continue to establish a competitive advantage through sophisticated technological capabilities, (xxi) the ultimate outcome of any lawsuits or penalties (regulatory or otherwise), (xxii) SYKES’ dependence on trends toward outsourcing, (xxiii) risk of interruption of technical and customer contact management center operations due to such factors as fire, earthquakes, inclement weather and other disasters, power failures, telecommunications failures, unauthorized intrusions, computer viruses and other emergencies, (xxiv) the existence of substantial competition, (xxv) the ability to obtain and maintain grants and other incentives, including tax holidays or otherwise, (xxvi) regulatory proceedings that affect the ability to complete the ICTG acquisition as contemplated, (xxvii) the potential of cost savings/synergies associated with the acquisition not being realized, or will not be realized within the anticipated time period, (xxviii) the potential loss of key clients related to the acquisition, (xxix) risks related to the integration of the acquisition, (xxx) the possibility that the acquisition does not close, including but not limited to, due to the failure to satisfy the closing conditions, and (xxxi) other risk factors listed from time to time in SYKES’ registration statements and reports as filed with the Securities and Exchange Commission. All forward-looking statements included in this press release are made as of the date hereof, and SYKES undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise.
Additional Information
In connection with the proposed merger, SYKES will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of ICTG that also constitutes a prospectus of SYKES.

ICTG will mail the proxy statement/prospectus to its shareholders. SYKES and ICTG urge investors and security holders to read the proxy statement/prospectus regarding the proposed merger when it becomes available because it will contain important information. You may obtain copies of all documents filed with the Securities and Exchange Commission regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents free from Sykes at http://investor.sykes.com/phoenix.zhtml?c=119541&p=irol-sec, or by contacting SYKES’ Investor Relations Department at 1-813-233-7143, or by contacting MBS Value Partners at 1-212-750-5800. You may also obtain these documents, free of charge from ICTG at www.ictgroup.com.
SYKES, ICTG and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from ICTG shareholders in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the ICTG shareholders in connection with the proposed merger will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about SYKES’ executive officers and directors in the proxy statement for SYKES’s 2009 annual meeting of shareholders, filed with the SEC on April 15, 2009. You can find information about ICTG’s executive officers and directors in the proxy statement for ICTG’s 2009 annual meeting of shareholders, filed with the SEC on April 29, 2009. Free copies of these documents may be obtained from SYKES and ICTG as described above.
For additional information contact:
Subhaash Kumar
Sykes Enterprises, Incorporated
(813) 233-7143